Exhibit 10(a)

Zep Inc.
2010 Omnibus Incentive Plan

Performance Stock Award Agreement

THIS AGREEMENT, made and entered into as of                                     ,                             by and between Zep Inc., a Delaware corporation, (the “Company”) and                                      (“Grantee”).

W • I • T • N • E • S • S • E • T • H     T • H • A • T:

WHEREAS, the Company maintains the Zep Inc. 2010 Omnibus Incentive Plan (the “Plan”), and Grantee has been selected by the Committee to receive a Performance Stock Award under the Plan;

WHEREAS, the Company and Grantee have determined that Grantee shall enter into a separate agreement setting forth certain non-competition, non-solicitation, non-recruitment and non-disclosure covenants  (the “Restricted Covenants Agreement”), in consideration for receipt of a Performance Stock Award pursuant hereto, receipt of any future Plan Awards, continued employment, receipt of Confidential Information and Trade Secrets (as subsequently defined in said Restrictive Covenants Agreement), and other good and valuable consideration; and

NOW, THEREFORE, IT IS AGREED, by and between the Company and Grantee, as follows:

1.                                      Award of Performance Stock

1.1                                 The Company hereby grants to Grantee an award of                                      Shares of performance stock (“Performance Stock”), subject to, and in accordance with, the restrictions, terms, and conditions set forth in this Agreement.  The grant date of this award of Performance Stock is                                      (the “Grant Date”).

1.2                                 This Agreement  shall be construed in accordance with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

1.3                                 This Performance Stock award is conditioned upon (i) Grantee’s acceptance of the terms of this Agreement, as evidenced by Grantee’s execution of this Agreement or by Grantee’s electronic acceptance of the Agreement in a manner and during the time period allowed by the Company and (ii) Grantee’s execution of the Restrictive Covenants Agreement in the manner and during the period allowed by the Company.  If the terms of this Agreement are not timely accepted by execution or by such electronic means or if Grantee fails to execute the Restrictive Covenants Agreement in the manner and during the period allowed by the Company, the award of Performance Stock may be unilaterally cancelled or terminated by the Committee.

2.                                      Restrictions

2.1                                 Subject to Sections 2.3, 2.5, and 2.6 below, if the Grantee remains continuously employed by the Company, the Performance Stock shall vest on the date on which both (a) the stock price targets, set forth in the table below (each a “Stock Appreciation Target”), have been achieved, and (b) the target date (“Target Date”) associated with the specified Stock Appreciation Target in the table below has been reached.  If, upon the final Target Date, some or all of the Stock Appreciation Targets have not been achieved, the then unvested Performance Stock will become fully vested at such time if the Company’s total shareholder return over the four year period following the Grant Date is at or above the return for the Russell 2000 Index over the same four year period.  If, upon the final Target Date, the Company’s total shareholder return over the four year period following the Grant Date is not at or above the return for the Russell 2000 Index over the same four year period, any unvested shares of Performance Stock shall immediately be forfeited, and the Grantee shall have no further right or interest in or to such forfeited Performance Shares.  The vesting requirements of this Section 2.1 shall be subject to confirmation and certification by the Committee in accordance with procedures established by the Committee consistent with the provisions of the Plan.

Achievement of a particular Stock Appreciation Target shall be deemed to occur when the average closing price of the Company’s common stock on the New York Stock Exchange for twenty (20) consecutive trading days, on a rolling basis, is equal to or exceeds the particular Stock Appreciation Target.  In the event that the Company’s stock ceases to be traded on the New York Stock Exchange, then the Company’s stock price for purposes of the Agreement shall be such stock’s Fair Market Value as defined in the Plan.

If a Stock Appreciation Target is achieved prior to its corresponding Target Date, then that Stock Appreciation Target will be considered to have been met upon the attainment of the Target Date, regardless of changes in the price of Shares that may occur thereafter.

The vesting of the Performance Stock award, which is based upon the achievement of the Stock Appreciation Targets and continuous service through the corresponding Target Dates, shall be as follows:

Shares Vesting	Stock Appreciation Targets	Target Date
$
$
$
$

For purposes of this Agreement, employment with a Subsidiary of the Company or service as a member of the Board of Directors of the Company shall be considered employment under the terms of the Plan.

2.2                                 Except as otherwise provided below, on the date (the “Vesting Date”) that Shares of the Performance Stock become vested during the Grantee’s employment pursuant to Section 2.1 above (the “Vested Shares”), the Grantee shall own the Vested Shares free and clear of all restrictions imposed by this Agreement (except those imposed by Section 3.4 below).  The

Company shall transfer the Vested Shares to an unrestricted account in the name of the Grantee as soon as reasonably practical after each Vesting Date, and in any event within thirty (30) days thereof.

In the event, prior to a Vesting Date, (i) Grantee dies while actively employed by the Company, or (ii) Grantee has his employment terminated by reason of Disability, any Performance Stock which had not theretofore vested shall become fully vested and nonforfeitable as of the date of Grantee’s death or Disability.  The Company shall transfer the Vested Shares, free and clear of any restrictions imposed by this Agreement (except for Section 3.4) to Grantee (or, in the event of death, his surviving spouse or, if none, to his estate) as soon as practical after his date of death or termination for Disability, and in any event within thirty (30) days thereof.

2.3                                 Except for death or Disability as provided in Section 2.3, or except as otherwise provided in a severance agreement, employment agreement or similar agreement with Grantee, if Grantee terminates his employment or if the Company terminates Grantee prior to the Vesting Date, for any reason, the Performance Stock shall cease to vest further, and all Performance Stock which had not vested prior to such termination shall be immediately forfeited, and Grantee shall have no further right or interest in or to such unvested Performance Stock.

2.4                                 Notwithstanding the other provisions of this Agreement, in the event of a Change in Control prior to the Vesting Date, all unvested Performance Stock (whether or not the corresponding Stock Appreciation Targets have been attained or the Target Date has occurred) shall become fully vested and nonforfeitable as of the date of the Change in Control.  The Company shall transfer the resulting Vested Shares to an unrestricted account in the name of Grantee as soon as practical after the date of the Change in Control, and in any event within thirty (30) days thereof.

2.5                                 The Performance Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered prior to the Vesting Date for such shares of Performance Stock.

3.                                      Stock; Dividends; Voting

3.1                                 The Performance Stock shall be registered in the name of Grantee only after the achievement of the Stock Appreciation Target (the “Vesting Start Date”) for such Shares of Performance Stock.  The Company may issue stock certificates or evidence Grantee’s interest by using a restricted book entry account with the Company’s transfer agent.  Physical possession or custody of any stock certificates that are issued shall be retained by the Company until such time as the Shares are vested in accordance with Section 2.  The Company reserves the right to place a legend on such stock certificate(s) restricting the transferability of such certificates and referring to the terms and conditions (including forfeiture) of this Agreement and the Plan.

3.2                                 The Grantee shall not be entitled to receive dividends or similar distributions with respect to Performance Stock that is not vested or that is forfeited.  However, the Grantee shall be entitled to receive dividends or similar distributions if, when and as declared on vested Shares of Performance Stock.  Shares that vest after the record date, but prior to the payment date with respect to a dividend or distribution, shall be entitled to receive the dividend or distribution.  Upon the vesting of any Shares of Performance Stock comprising a part of this Award, the Company shall either (i) pay to the Grantee an amount of cash equal to the amount of all dividends or similar distributions on the then vesting shares of Performance Stock (without interest) that were declared and paid between the Vesting Start Date and the vesting date (the “Accumulated Dividends”) or (ii) apply an amount equal to the Accumulated Dividends to the payment of the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to the distribution of the then vesting shares of Performance Stock to the Grantee.  When the Grantee accepts this Award of Performance Stock, the Grantee shall make an irrevocable election to have the entire amount of the Accumulated Dividends applied as set forth in clause (i) or clause (ii) of the preceding sentence.  The Grantee may not elect to have part of the Accumulated Dividends applied as set forth in clause (i) and part as set forth in clause (ii).  The Company shall not be required to establish a fund or account for the Grantee with respect to the Accumulated Dividends.  However, the Company shall maintain a record of the Accumulated Dividends by making appropriate entries in its accounting records.

3.3                                 After the Vesting Start Date has occurred with respect to certain Performance Stock, Grantee shall be entitled to vote such Performance Stock, provided that the right to vote such Shares shall cease in the event such Performance Stock is forfeited.

3.4                                 In the event of a Material Business Event, the Committee may take any of the actions contemplated under Section 14 of the Plan with respect to this Award and/or the Performance Stock.

3.5                                 Grantee represents and warrants that he is acquiring the Performance Stock for investment purposes only, and not with a view to distribution thereof.  Grantee is aware that the Performance Stock may not be registered under the federal or any state securities laws and that in that event, in addition to the other restrictions on the Shares, they will not be able to be transferred unless an exemption from registration is available or the Shares are registered.  By making this award of Performance Stock, the Company is not undertaking any obligation to register the Performance Stock under any federal or state securities laws.

4.                                      No Right to Continued Employment or Additional Grants

Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon Grantee any right with respect to continuance of employment by the Company or a subsidiary, nor shall this Agreement or the Plan interfere in any way with the right of the Company or a Subsidiary to terminate Grantee’s employment at any time.  The Plan may be terminated at any time, and even if the Plan is not terminated, Grantee shall not be entitled to any additional awards under the Plan.

5.                                      Taxes and Withholding

Grantee shall be responsible for all federal, state, and local income taxes payable with respect to this award of Performance Stock and dividends paid on vested Performance Stock.  Grantee shall have the right to make such elections under the Internal Revenue Code of 1986, as amended, as are available in connection with this award of Performance Stock.  The Company and Grantee agree to report the value of the Performance Stock in a consistent manner for federal income tax purposes.  The Company shall have the right to retain and withhold from any payment of Performance Stock or cash the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such payment.  In furtherance thereof and, at its discretion, the Company may require Grantee to reimburse the Company for any such taxes required to be withheld and may withhold any distribution in whole or in part until the Company is so reimbursed.  In lieu thereof, the Company shall have the right to withhold from any other cash amounts due to Grantee an amount equal to such taxes required to be withheld or withhold and cancel (in whole or in part) a number of shares of Performance Stock having a market value not less than the amount of such taxes.  If Grantee has elected to apply the Accumulated Dividends to the payment of such taxes, the Company shall do so.

6.                                      Grantee Bound by the Plan

Grantee hereby acknowledges receipt of a copy of the Plan and the prospectus for the Plan, and agrees to be bound by all the terms and provisions thereof.

7.                                      Modification of Agreement

This Agreement may be modified, amended, suspended, or terminated, and any terms or conditions may be waived, but only by mutual agreement of the parties in writing.

8.                                      Severability

Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

9.                                      Governing Law

The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the state of Delaware without giving effect to the conflicts of laws principles thereof.

10.                               Successors in Interest

This Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns, whether by merger, consolidation, reorganization, sale of assets, or otherwise.  This Agreement shall inure to the benefit of Grantee’s legal representatives.  All obligations imposed upon Grantee and all rights granted to the Company under this Agreement shall be final, binding, and conclusive upon Grantee’s heirs, executors, administrators, and successors.

11.                               Resolution of Disputes

Any dispute or disagreement which may arise under, or as a result of, or in any way relate to the interpretation, construction, or application of this Agreement shall be determined by the

Committee.  Any determination made hereunder shall be final, binding, and conclusive on Grantee and the Company for all purposes.

12.                               Pronouns; Including

Wherever appropriate in this Agreement, personal pronouns shall be deemed to include the other genders and the singular to include the plural.  Wherever used in this Agreement, the term “including” means “including, without limitation.”

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Zep Inc.

By:
John K. Morgan
Chairman, President and
Chief Executive Officer

Grantee: